UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Steel Connect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Midway Ln. Smyrna Tennessee	37167
(Address of Principal Executive Offices)	(Zip Code)

(914) 461-1276

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 23, 2022, Steel Connect, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) and made available to its stockholders of record a definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), originally scheduled to be held virtually on September 30, 2022, adjourned to October 14, 2022 and further adjourned to October 28, 2022.

On October 28, 2022, the Company issued a press release announcing that the Annual Meeting is to be further adjourned, without conducting any other business, to November 15, 2022 at 11:00 a.m., Eastern time. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The reconvened Annual Meeting will be accessible only through the Internet at www.virtualshareholdermeeting.com/STCN2021. The record date for stockholders entitled to vote at the Annual Meeting will remain August 19, 2022.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Proxy Statement, as it may be supplemented. Proxies previously submitted in respect of the Annual Meeting will be voted at the reconvened Annual Meeting unless properly revoked.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Connect by Steel Partners. In connection with the proposed Merger, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 2000 Midway Lane, Smyrna, Tennessee 37167 or by calling (914) 461-1276.

Participants in the Solicitation

Steel Connect and its directors, executive officers and certain other members of management and employees of Steel Connect may be deemed to be “participants” in the solicitation of proxies from the stockholders of Steel Connect in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Steel Connect in connection with the proposed Merger, which may be different than those of Steel Connect’s stockholders generally, are set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Steel Connect and its directors and executive officers and their ownership of Steel Connect common stock in the proxy statement, and additional information about the ownership of Steel Connect common stock by Steel Connect’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 28, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Connect, Inc.

By:	/s/ Jason Wong
Name: Jason Wong
Title: Chief Financial Officer

Date: October 28, 2022